UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2016

Adeptus Health Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36520 (Commission File Number)	46-5037387 (IRS Employer Identification No.)

2941 Lake Vista Drive Lewisville, Texas (Address of principal executive offices)	75067 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 899-6666

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Graham B. Cherrington’s employment as President and Chief Operating Officer of Adeptus Health Inc. (the “Company”) terminated on December 2, 2016.  On December 15, 2016, the Company and Mr. Cherrington entered into a Separation and Release Agreement (the “Separation Agreement”).

Subject to the terms and conditions of the Separation Agreement, Mr. Cherrington will be entitled to the following benefits: (i) a cash payment equal to $550,000, subject to standard payroll deductions and withholdings, paid in equal installments per the Company’s payroll practices over a period of 12 months; (ii) payment of the employer portion of health insurance premiums for health insurance coverage for a period of 12 months; and (iii) tax return preparation services for his 2016 federal tax return.

The foregoing is a summary description of certain terms of the Separation Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation and Release Agreement dated December 15, 2016 by and between Adeptus Health, Inc., and Graham B. Cherrington

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adeptus Health Inc.
(Registrant)

By:	/s/ Timothy M. Mueller
Name:	Timothy M. Mueller
Title:	Senior Vice President and General Counsel

December 21, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Separation and Release Agreement dated December 15, 2016 by and between Adeptus Health, Inc., and Graham B. Cherrington